UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

ViewRay, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Thermo Fisher Way Oakwood Village, Ohio		44146
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (440) 703-3210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2020, ViewRay, Inc. (the “Company”) entered into the Second Amendment (the “Second Amendment”) to the Loan and Security Agreement by and among the Company, ViewRay Technologies, Inc. and Silicon Valley Bank (“SVB”) dated as of December 28, 2018 (the “Loan Agreement”).

The Second Amendment, among other things, amended the SVB Term Loan to (i) increase the term loan agreement principal amount from $56.0 million to $58.0 million, (ii) revise the thirty-six equal monthly payments of principal to begin on November 1, 2022, (iii) revise the maturity date to November 1, 2025, (iv) decrease the interest rate from a fixed rate of 6.3% to a floating rate of 2.4% above the Prime Rate, which equates to 5.65% as of October 30, 2020, (v) increase the final payment from 3.15% of the original aggregate principal amount to 3.7% of the revised aggregate principal amount, (vi) revise the minimum trailing twelve-month revenue thresholds under the minimum revenue financial covenant for periods ending on the last day of fiscal quarters in fiscal years subsequent to 2020, (vii) decrease the minimum liquidity ratio financial covenant from 1.75:1.00 to 1.70:1.00, (viii) remove the minimum cash balance as a condition of the minimum revenue financial covenant and the minimum liquidity ratio financial covenant, and (ix) increase the prepayment premium from 2.00% to 3.00% for the first 30 months of the term for amounts prepaid under the SVB Term Loan prior to the maturity date thereof, subject to certain exceptions. In connection with the execution of the Second Amendment, the Company agreed to pay the earned portion of the final payment, which equated to $0.8 million.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2020, ViewRay, Inc. (“ViewRay” or the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2020. The press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 of this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or incorporated by reference in any filing of ViewRay under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

Spokespersons of ViewRay, Inc. (“ViewRay”) plan to present the information in the presentation attached hereto as Exhibit 99.2 to analysts and investors from time to time on or after November 5, 2020. The presentation will be available on the Investor Relations page at Company’s website at: http://investors.viewray.com.

The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the presentation is summary information that is intended to be considered in the context of more complete information included in ViewRay’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that ViewRay has made and may make from time to time by press release or otherwise. ViewRay undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the slide titled “Forward-Looking Statements & Disclaimer” in Exhibit 99.2 attached hereto.

The information set forth under Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

The information in this Item 7.01 of this Current Report on Form 8-K and the Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act, or incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

ExhibitNumber	Description
10.1	Second Amendment dated as of October 30, 2020 to Loan and Security Agreement, by and among ViewRay, Inc., ViewRay Technologies, Inc. and Silicon Valley Bank.
99.1	Press Release dated November 5, 2020 announcing financial results for the fiscal quarter ended September 30, 2020.
99.2	ViewRay Q3 2020 Earnings Conference Call Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIEWRAY, INC.

Date: November 5, 2020	By:	/s/ Robert S. McCormack
Robert S. McCormack
Senior Vice President, General Counsel and Corporate Secretary